Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com
FIRM / AFFILIATE OFFICES

	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
January 28, 2010	Chicago	Orange County
	Doha	Paris
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	London	Silicon Valley
MAP Pharmaceuticals, Inc. 2400 Bayshore Parkway, Suite 200 Mountain View, CA 94043	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Re:	REGISTRATION OF SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF MAP PHARMACEUTICALS, INC., PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special counsel to MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale of 1,527,695 shares of common stock, $0.01 par value per share (the “Shares”), issued to Azimuth Opportunity Ltd. (“Azimuth”), pursuant to a Common Stock Purchase Agreement, dated as of November 11, 2009, by and between the Company and Azimuth, a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2009, as amended by Amendment No. 1 to S-3 filed with the Commission on April 16, 2009 (File No. 333-157339) (as so filed and amended, the “Registration Statement”) and a prospectus dated November 12, 2009, filed with the Commission pursuant to Rule 424(b) under the Act (the “Base Prospectus”), and a prospectus supplement dated January 28, 2010, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.

MAP Pharmaceuticals, Inc.

January 28, 2010

This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated January 28, 2010 and to the reference to our firm in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP